Name of Offeree:

  Copy No.:











SUBSCRIPTION AGREEMENT

FOR NON-VOTNG UNITS

OF

REIT INVESTMENTS, LLC



January 1, 2021





TABLE OF CONTENTS





DOCUMENTS

TAB NO.

Subscription Agreement                 1

Exhibits to Subscription Agreement:



    Exhibit A  Offering Circular       2

    Exhibit B  Operating Agreement     3

    Exhibit C  Payment Plan Agreement  4













THE SECURITIES HAVE NOT BEEN AND WILL NOT BE

REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS

AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE

STATE OR FOREIGN SECURITIES LAWS, NOR HAS THE U.S.

SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY

STATE OR FOREIGN REGULATORY AUTHORITY PASSED UPON THE

ACCURACY OR ADEQUACY OF THIS AGREEMENT OR ENDORSED

THE MERITS OF THIS AGREEMENT, AND ANY REPRESENTATION

TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE

SECURITIES ARE OFFERED PURSUANT TO EXEMPTIONS

PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT AND

REGULATION D THEREUNDER, CERTAIN STATE SECURITIES

LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED

PURSUANT THERETO.  THE SECURITIES MAY NOT BE OFFERED,

SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES

ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES

LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO US AND

OUR COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

SUBSCRIPTION AGREEMENT

      This SUBSCRIPTION AGREEMENT (this "Agreement"),

dated as of the date set forth on the signature page

hereto, is by and between REIT Investments, LLC, a

Georgia limited liability company (the "Company"),

and the subscriber identified on the signature page

hereto (the "Subscriber").

      WHEREAS, the Company and the Subscriber are

executing and delivering this Agreement acknowledging

that the Company has filed an Offering Circular,

generally in the Form S-11 format, in reliance upon

the United States Securities Act of 1933 and the

United States Investment Company Act of 1940, each as

amended (the "U.S. Laws");

      WHEREAS, the Company is offering up to sixteen

thousand (16,600) of its Non-voting Units (each, a

"Non-voting Unit" and collectively, the "Non-voting

Units") in an aggregate amount of up to Forty Million

U.S. Dollars and 00/100 (US$40,000,000.00) (the

"Offering Amount"), to be sold on a "best efforts"

basis in a public, non-traded offering (the

"Offering") as more particularly described in the

Offering Circular attached as Exhibit A hereto (the

"Offering Circular") and below; provided that the

Company may, in its sole discretion increase the

Offering Amount up to $50,000,000 without notice to

the Subscriber; and

      WHEREAS, terms of the Non-voting Units,

including voting rights, are as outlined in the Term

Sheet and set forth in detail in the Company's

Operating Agreement, dated as of November 1, 2020,

attached as Exhibit B hereto (the "Operating

Agreement").

      NOW, THEREFORE, in consideration of the mutual

covenants and other agreements contained in this

Agreement, the Company and the Subscriber hereby

agree as follows:



1.  Subscription for Non-voting Units; Purchase

Price.

      1.1  Purchase.  The Subscriber, intending to be

legally bound, hereby irrevocably agrees to subscribe

for and agrees to purchase up to that number of Non-

voting Units set forth on the signature page hereto

at a purchase price of Two Thousand Four Dollars

(US$2,500) per Non-voting Unit ("Per Unit Price").

This subscription is submitted to the Company in

accordance with and subject to the terms and

conditions described in this Agreement.

      1.2  Purchase Price.  The aggregate purchase

price for the Non-voting Units subscribed for is

equal to the number of Non-voting Units subscribed

for multiplied by the Per Unit Price and is set forth

on the signature page hereto (the "Purchase Price").

      Upon execution and receipt by the Company of the

Payment Plan Agreement, attached to this Agreement as

Exhibit C, the Subscriber shall be authorized to

remit payment for the Purchase Price over a period

no(t less than twelve (12) and not more than twenty-

four (24) calendar months, with payment being drafted

by the Company on the same day each month for either

twelve (12) or twenty-four (24) consecutive months,

as applicable.  At any time that the Subscriber's

designated bank or financial institution account is

insufficient to satisfy payment due for more than ten

(10) days, the Company shall have the authority to

use its power of attorney to redeem all of the

Subscriber's Units at a price of One Dollar (US$1.00)

and the Subscriber shall surrender all rights as

Member of the Company.

      1.3  Subscription Proceeds.  At closing for this

subscription and as otherwise set forth in Article

1.2 hereinabove, all subscription proceeds received

and accepted will be deposited directly into the

Company's operating account and shall be used for

payment by the Company of its costs and expenses,

including organization and Offering expenses and

commissions, if any, such funds will be used by the

Company for expansion of current operations and

development and launch of new products and general

corporate purposes, including salaries. The Company

may use proceeds of the Offering immediately upon

each Closing.

      1.4  Payment. Payment of the Purchase Price

shall be due and payable upon execution and delivery

of this Agreement by the Subscriber to the Company,

unless otherwise agreed to by the Company.  If the

Subscriber does not execute the Company's Payment

Plan Agreement, the Subscriber shall be required to

deliver to the Company the Purchase Price in cash by

delivery of a certified check payable to the Company

or by wire transfer of immediately available funds to

the following escrow account for the Company:

      Bank:

      Ameris Bank

      830 Old Piedmont Rd., Marietta, GA

30066

      ABA:

      061201754

      Acct #:

      2049267624

      AcctMemo:

      The Law Office of Shannan S.

Collier, PC REIT



      1.5  Acknowledgements.  By executing this

Agreement, the Subscriber acknowledges that the

Subscriber has been informed of various matters

relating to the Company, including but not limited

to, this Agreement, the Term Sheet, the Operating

Agreement, the Offering Circular filed with the

United States Securities and Exchange Commission (the

"Offering Circular") and the terms relating to the

Non-voting Units (together, the "Offering

Documents"). The Subscriber also acknowledges that

the Purchase Price has been established based upon a

Five Hundred Thousand U.S. Dollar and 00/100

(US$500,000.00) pre-money valuation of the Company,

and that such valuation has been arbitrarily set by

management of the Company.

      1.6  Closing; Conditions to Closing.  Closing on

the purchase and sale of the Non-voting Units shall

be consummated on such date as the Company accepts

the Subscriber's offer to purchase the Non-voting

Units as evidenced by the Company's counter-execution

of the signature page to this Agreement, the

Company's execution of the Non-voting Units issued to

the Subscriber and the return of a fully executed

Non-voting Units to the Subscriber ("Closing"). On or

prior to the date of each Closing, the following

shall have occurred:

            (a)  The Subscriber shall have thoroughly

reviewed the Offering Circular;

            (b)  The Subscriber shall have thoroughly

reviewed this Agreement and its Exhibits;

            (c)  The Subscriber shall have delivered to

the Company a dated and executed signature page to

this Agreement, with all blanks properly completed;

            (d)  The Company shall have received the

Purchase Price or an executed Payment Plan Agreement

from the Subscriber; and

            (e)  Any other conditions to Closing set

forth in this Agreement shall have been satisfied or

waived.

2.  Subscriber Representations and Warranties as to

Suitability Standards.

      The Subscriber hereby represents and warrants

that:

      2.1  Investment Decision. The Subscriber and the

Subscriber's advisors (which advisors do not include

the Company or its principals, representatives or

counsel) have such knowledge and experience in legal,

financial and business matters as to be capable of

evaluating the merits and risks of the prospective

investment in the Company, of protecting the

Subscriber's interests in connection therewith and

making an informed investment decision.

      2.2  Information Furnished.  The Subscriber has

been furnished with or has had access to any and all

material documents and information regarding the

Company and its intended business as it, he or she

desires, including but not limited to the Offering

Documents, as well as the opportunity to ask

questions of the Company's management.  The

Subscriber hereby acknowledges that the Company has

made available to the Subscriber prior to any

investment in the Company all information requested

by the Subscriber and deemed by the Subscriber to be

reasonably necessary to enable the Subscriber to

evaluate the risks and merits of an investment in the

Company.  The Subscriber, after a review of this

information and other information obtained, is aware

of the speculative nature of any investment in the

Company.

      2.3  Financial Information.  The Subscriber is

not relying on any financial information, including

without limitation financial projections or oral

representations in making the decision to purchase

the Non-voting Units.

      2.4  Own Account.  The Subscriber is acquiring

the Non-voting Units for the Subscriber's own

account, not on behalf of other persons, and for

investment purposes only and not with a view to

resale or distribution, transfer, assignment, resale

or subdivision of Non-voting Units.  The Subscriber

understands that, due to the restrictions referred to

in Section 5 below, and the lack of any market

existing or to exist for Non-voting Units, the

Subscriber's investment in the Company will be highly

illiquid and will have to be held indefinitely.

      2.5  Economic Risk.  The Subscriber can bear the

economic risk of the investment in the Company

without impairing the Subscriber's ability to provide

for itself, himself or herself and/or his or her

family (as applicable) in the same manner that the

Subscriber would have been able to provide prior to

making an investment in the Company.  The Subscriber

understands that he, she or it may continue to bear

the economic risk of the investment in the Company

for an indefinite period of time.

      2.6  Subscriber's Commitments.  The Subscriber's

overall commitment to investments which are not

readily marketable is not disproportionate to the

Subscriber's net worth, the Subscriber's investment

in the Non-voting Units will not cause such overall

commitment to become excessive, and the investment is

suitable for the Subscriber when viewed in light of

the Subscriber's other securities holdings and the

Subscriber's financial situation and needs.

      2.7  Adequate Means. The Subscriber has adequate

means of providing for the Subscriber's current needs

and personal contingencies.

      2.8  Newly Formed; Risk Factors.  The Subscriber

recognizes that the Company is newly formed and that

any investment in the Company involves substantial

risk, and the Subscriber has evaluated and fully

understands all risks in the Subscriber's decision to

purchase Non-voting Units hereunder, including, but

not limited to, the Risk Factors.

      2.9  No Review. The Subscriber understands that

the offer and sale of the Non-voting Units have not

been submitted to, reviewed by, nor have the merits

of this investment been endorsed or approved by any

state or federal agency, commission, authority or

self-regulatory organization.

      2.10  Company's Businesses.  The Subscriber

understands the businesses in which the Company is

engaged or proposes to be engaged in and the risks

associated therewith.

      2.11  Individual Subscriber.  If the Subscriber

is an individual, the Subscriber is at least eighteen

(18) years of age and a bona fide resident and

domiciliary (not a temporary or transient resident)

of the state or country indicated on the signature

page hereof and the Subscriber has no present

intention of becoming a resident of any other state

or jurisdiction.

      2.12  Non-Individual Subscriber.  If the

Subscriber is not an individual, the Subscriber is

domiciled in the state or country indicated on the

signature page hereof, has no present intention of

becoming domiciled in any other state or jurisdiction

and is an "Institutional Investor" as defined under

the "Blue Sky" or securities laws or regulations of

the state in which it is domiciled.

      2.13  Local Standards. The Subscriber otherwise

meets any special suitability standards applicable in

the Subscriber's state or country of residence or

domicile.

      2.14  Accredited Investor.  The Subscriber

understands the provisions relating to an "accredited

investor" as that term is defined and used under

Regulation D and which definition is set forth in our

Offering Circular.

      2.15  Bad Actor Disqualifying Event.  The

Subscriber represents and warrants that as of the

date hereof, the Subscriber is not and has not been

the subject of any Bad Actor Disqualifying Event that

would require disclosure in the Company's offering

documents, and hereby agrees to promptly notify the

Company if the undersigned becomes aware of a Bad

Actor Disqualifying Event after the date of this

Agreement and through the termination date of the

Offering.

      2.16  True and Correct.  All of the written

information pertaining to the Subscriber which the

Subscriber has heretofore furnished to the Company,

and all information pertaining to the Subscriber

which is set forth in this Agreement, including all

representations and warranties made by the

Subscriber, is correct and complete as of the date

hereof and, if there should be any material change in

such information hereafter, the Subscriber shall

promptly furnish such revised or corrected

information to the Company. The Subscriber otherwise

meets any special suitability standards applicable to

the Subscriber's state of residence.

      2.17  No Inconsistent Oral Statements or Written

Materials. The Subscriber has not been furnished with

any oral representation or oral information or

written materials in connection with the Offering

that is in any way contrary to or inconsistent with,

statements made in this Agreement and the attachments

hereto.

      2.18  Communication of Offer. The Subscriber is

not purchasing the Non-voting Units as a result of

any advertisement, article, notice or other

communication regarding the Non-voting Units

published in any newspaper, magazine or similar media

or broadcast over television or radio or presented at

any seminar or any other general solicitation or

general advertisement.

3.  Representations, Warranties and Agreements of

the Subscriber.

The Subscriber hereby represents, warrants and

agrees as follows:

      3.1  Organization and Standing of the

Subscriber.  If the Subscriber is an entity, such

Subscriber is a corporation, partnership or other

entity duly incorporated or organized, validly

existing and in good standing under the laws of the

jurisdiction of its incorporation or organization and

has the requisite corporate power to own its assets

and to carry on its business.

      3.2  Authority; Enforceability.  The Subscriber

has the requisite power and authority to enter into

and perform this Agreement and to purchase the Non-

voting Units being sold to it hereunder. The

execution, delivery and performance of this Agreement

by the Subscriber and the consummation by it of the

transaction contemplated hereby has been duly

authorized by all necessary corporate or partnership

action, and no further consent or authorization of

the Subscriber or its board of directors,

stockholders, partners, members, as the case may be,

is required.  This Agreement and other agreements

delivered together with this Agreement or in

connection herewith have been duly authorized,

executed and delivered by the Subscriber and

constitutes, or shall constitute when executed and

delivered, valid and binding agreements enforceable

in accordance with their terms, subject to

bankruptcy, insolvency, fraudulent transfer,

reorganization, moratorium and similar laws of

general applicability relating to or affecting

creditors' rights generally and to general principles

of equity; and the Subscriber has full corporate

power and authority necessary to enter into this

Agreement and such other agreements and to perform

its obligations hereunder and under all other

agreements entered into by the Subscriber relating

hereto.

      3.3  No Conflicts.  The execution, delivery and

performance of this Agreement and the consummation by

the Subscriber of the transactions contemplated

hereby or relating hereto do not and will not (a)

result in a violation of the Subscriber's charter

documents or bylaws or other organizational documents

or (b) conflict with, or constitute a default (or an

event which with notice or lapse of time or both

would become a default) under, or give to others any

rights of termination, amendment, acceleration or

cancellation of any agreement, indenture or

instrument or obligation to which the Subscriber is a

party or by which its properties or assets are bound,

or result in a violation of any law, rule, or

regulation, or any order, judgment or decree of any

court or governmental agency applicable to the

Subscriber or its properties (except for such

conflicts, defaults and violations as would not,

individually or in the aggregate, have a material

adverse effect on the Subscriber).  The Subscriber is

not required to obtain any consent, authorization or

order of, or make any filing or registration with,

any court or governmental agency in order for it to

execute, deliver or perform any of its obligations

under this Agreement or to purchase the Non-voting

Units in accordance with the terms hereof, provided

that for purposes of the representation made in this

sentence, the Subscriber is assuming and relying upon

the accuracy of the relevant representations and

agreements of the Company herein.

      3.4  No Governmental Review.  The Subscriber

understands that no United States federal or state

agency and no other governmental or state agency has

passed on or made recommendations or endorsement of

the Securities or the suitability of the investment

in the Securities nor have such authorities passed

upon or endorsed the merits of the offering of the

Securities.

      3.5  Securities Registration.  The Subscriber

understands that the Non-voting Units has not been

registered under the Securities Act or related laws

and regulations or any other applicable securities

laws of any other jurisdiction (collectively, the

"Securities Laws").  The Subscriber understands that

he, she or it has no rights whatsoever to request,

and that the Company is under no obligation

whatsoever to furnish, a registration of the Non-

voting Units under the Securities Laws.

      3.6  Confidentiality.  The Subscriber

understands and hereby acknowledges and agrees that

all of the information appearing herein and otherwise

provided to the Subscriber in connection with the

purchase of the Non-voting Units made hereby is

confidential and that the Subscriber and the

Subscriber's representatives and agents may not

disclose such information to any person that is not a

party to the transactions contemplated hereby.

      3.7  Investment Company Act.  The Subscriber

understands that, as of the date of this Offering,

the Company does not intend to qualify under the

Investment Company Act; and has not been registered,

but does hereby intend to so register as a Real

Estate Investment Trust by filing Form 1120-REIT, in

accordance with IRC Section 856(c)(1).  The Subscriber

hereby further represents and warrants that it is not

a participant-directed defined contribution plan.

      3.8  Additional Information.  The Subscriber

understands that that he, she or it may, at the

Company's discretion, and in compliance with the

Jumpstart Our Business Startups Act legislation

enacted by the President of the United States on

April 5, 2012, be required to provide current

financial and other information to the Company to

enable it to determine whether he, she or it is

qualified to purchase the Non-voting Units.

4.  Representations, Warranties and Agreements of

the Company.

      The Company hereby represents, warrants and

agrees as follows:

      4.1  Organization and Standing.  The Company was

organized under the laws of the State of Georgia on

August 7, 2020.  The Company's business address on

the date hereof is 4250 Keith Bridge Rd., Suite 160,

Cumming, GA 30041.  The Company has the requisite

limited liability company power to own its properties

and to carry on its business as now being conducted

and as presently proposed to be conducted.

      4.2  Authorization and Power.  The Company has

the requisite limited liability company power and

authority to execute and perform this Agreement.

This Agreement has been duly executed and delivered

by the Company and constitutes its valid and binding

obligation, enforceable against it in accordance with

its terms, except to the extent that its

enforceability may be limited by applicable

bankruptcy, insolvency, reorganization or other laws

affecting the enforcement of creditors' rights

generally or by general equitable principles.

5.  Transfer Restrictions.

      5.1  General.  The Subscriber represents that

he, she, or it understands that the sale or transfer

of the Non-voting Units is restricted and that:

      (a)  No Registration. The Non-voting Units

has not been registered under the Securities Act

or the laws of any other jurisdiction by reason

of a specific exemption or exemptions from

registration under the Securities Act and

applicable state securities laws, and that the

Company's reliance on such exemptions is

predicated on the accuracy and completeness of

the Subscriber's representations, warranties,

acknowledgments and agreements herein.  The Non-

voting Units cannot be sold or transferred by

the Subscriber unless subsequently registered

under applicable law or an exemption from

registration is available.  The Company is not

required to register the Non-voting Units or to

make any exemption from registration available.

      (b)  Opinion. The right to sell or transfer

any of the Non-voting Units will be restricted

as described in this Agreement which include

restrictions against sale or transfer in

violation of applicable securities laws, the

requirement that an opinion of counsel be

furnished that any proposed sale or transfer

will not violate such laws, and other limited

restrictions and requirements.

      (c)  No Public Market.  There will be no

public market for the Non-voting Units and the

Subscriber may not be able to sell the Non-

voting Units.  Accordingly, the Subscriber must

bear the economic risk of the Subscriber's

investment in the Non-voting Units for an

indefinite period of time.

      5.2  Sale Requirements. The Subscriber agrees

that he, she, or it will not offer to sell, sell or

transfer the Non-voting Units or any part thereof or

interest therein without registration under the

Securities Act and applicable state securities laws

or without providing to the Company an opinion of

counsel acceptable to the Company that such offer,

sale, or transfer is exempt from registration under

the Securities Act and under applicable state

securities laws or otherwise in violation of this

Agreement, the Operating Agreement, or any of the

Company's other governing documents.

6.  Representations and Warranties Regarding

Verification of Subscription Funds.

Before making the following representations and

warranties, the Subscriber should check the Office of

Foreign Assets Control ("OFAC") website at

<http://www.treas.gov/ofac> with respect to federal

regulations and executive orders administered by OFAC

which prohibit, among other things, the engagement in

transactions with, and the provision of services to,

certain foreign countries, territories, entities and

individuals which are listed on the OFAC website.  In

addition, the programs administered by OFAC (the

"OFAC Programs") prohibit dealing with individuals  or

entities in certain countries regardless of whether

such individuals or entities appear on the OFAC

lists.  Please be advised that the Company may not

accept any amounts from a prospective investor if

such prospective investor cannot make the

representation set forth below.  The Subscriber

agrees to promptly notify the Company should the

Subscriber become aware of any change in the

information set forth in these representations.

      The Subscriber represents and warrants that:

      6.1  OFAC List Countries.  The amounts invested

by the Subscriber in the Company in the Offering were

not and are not directly or indirectly derived from

activities that contravene federal, state or

international laws and regulations, including anti-

money laundering laws and regulations. Federal

regulations and Executive Orders administered by OFAC

prohibit, among other things, the engagement in

transactions with, and the provision of services to,

certain foreign countries, territories, entities and

individuals.  The lists of OFAC prohibited countries,

territories, persons and entities can be found on the

OFAC website at <http://www.treas.gov/ofac>.  In

addition, the OFAC Programs prohibit dealing with

individuals  or entities in certain countries

regardless of whether such individuals or entities

appear on the OFAC lists;

      6.2  OFAC List Entity.  To the best of the

Subscriber's knowledge, none of: (a) the Subscriber;

(b) any person controlling or controlled by the

Subscriber; (c) if the Subscriber is a privately-held

entity, any person having a beneficial interest in

the Subscriber; or (d) any person for whom the

Subscriber is acting as agent or nominee in

connection with this investment is a country,

territory, individual or entity named on an OFAC

list, or a person or entity prohibited under the OFAC

Programs;

      6.3  Account Freeze.  The Subscriber understands

and acknowledges that, by law, the Company may be

obligated to "freeze the account" of the Subscriber,

either by prohibiting additional subscriptions from

the Subscriber, declining any redemption requests,

and/or segregating the assets in the account in

compliance with governmental regulations;

      6.4  Suspension of Redemption Right.  The

Subscriber acknowledges that the Company may, by

written notice to the Subscriber, suspend the

redemption rights, if any, of the Subscriber if the

Company reasonably deems it necessary to do so to

comply with anti-money laundering regulations

applicable to the Company or any of the Company's

service providers.  These individuals include

specially designated nationals, specially designated

narcotics traffickers and other parties subject to

OFAC sanctions and embargo programs;

      6.5  Senior Foreign Political Figure. To the

best of the Subscriber's knowledge, none of: (a) the

Subscriber; (b) any person controlling or controlled

by the Subscriber; (c) if the Subscriber is a

privately-held entity, any person having a beneficial

interest in the Subscriber; or (d) any person for

whom the Subscriber is acting as agent or nominee in

connection with this investment is a senior foreign

political figure , or any immediate family member  or

close associate  of a senior foreign political figure,

as such terms are defined in their respective

footnotes;

      6.6  Foreign Banks.  If the Subscriber is

affiliated with a non-U.S. banking institution (a

"Foreign Bank"), or if the Subscriber receives

deposits from, makes payments on behalf of, or

handles other financial transactions related to a

Foreign Bank, that: (a) the Foreign Bank has a fixed

address, other than solely an electronic address, in

a country in which the Foreign Bank is authorized to

conduct banking activities; (b) the Foreign Bank

maintains operating records related to its banking

activities; (c) the Foreign Bank is subject to

inspection by the banking authority that licensed the

Foreign Bank to conduct banking activities; and (d)

the Foreign Bank does not provide banking services to

any other Foreign Bank that does not have a physical

presence in any country and that is not a regulated

affiliate; and

      6.7  Notification of Changes.  The Subscriber

understands, acknowledges and agrees that if the

Subscriber becomes aware of any change in the

information set forth in these representations that

the Subscriber shall promptly notify the Company of

such changes.

7.  Subscription Irrevocable by Subscriber but

Subject to Rejection by the Company.

      7.1  Irrevocable by Subscriber.  This Agreement

is not, and shall not be, revocable by the

Subscriber.

      7.2  Company Termination or Withdrawal.  The

Company, in its sole discretion, has the right to

terminate or withdraw the Offering at any time, to

accept or reject subscriptions in other than the

order in which they were received, to reject any

subscription in whole or in part, to allot to the

Subscriber less than the value of Non-voting Units

subscribed for, and to return without interest the

amount paid by the Subscriber.

      7.3  Not Binding. The Subscriber understands and

agrees that this Agreement is not binding upon the

Company until the Company accepts it, which

acceptance is at the sole discretion of the Company

and is to be evidenced by the Company's completion,

execution and delivery of this Agreement, fully

executed, to the relevant Subscriber.

      7.4  Company Rejection. In the event of

rejection of this subscription in whole (but not in

part), or if the sale of the Non-voting Units

subscribed for by the Subscriber is not consummated

by the Company for any reason (in which event this

Agreement shall be deemed to be rejected), this

Agreement and any other agreement entered into

between the Subscriber and the Company relating to

this subscription shall thereafter have no force or

effect and the Company shall promptly cause to be

returned to the Subscriber the Purchase Price

remitted by the Subscriber, without interest thereon

or deduction therefrom.  If the Company accepts the

Subscriber's subscription in part, the Company shall

promptly cause to be returned to the Subscriber that

portion of the Purchase Price remitted by the

Subscriber which represents payment for the Non-

voting Units for which this subscription was not

accepted, without interest thereon or deduction

therefrom.

8.  Indemnification.

      The Subscriber hereby indemnifies and holds

harmless the Company, its members, managers,

officers, directors, agents, employees, advisors,

affiliates, and successors from and against all

liability, damage, claims, losses, costs and expenses

(including reasonable attorneys' fees) which it may

incur by reason of the failure of the Subscriber to

fulfill any of the terms and conditions of this

Agreement, or by reason of any breach of the

representations and warranties made by the Subscriber

herein or in any document provided by the Subscriber

to the Company or any of its affiliates.

9.  Miscellaneous.

      9.1  Notices.  All notices, demands, requests,

consents, approvals and other communications that may

or are required to be given by either party to the

other party hereunder shall be deemed to be

sufficient if in writing and (a) delivered in person,

(b) delivered and received by facsimile, if a

confirmatory mailing in accordance herewith is also

made, (c) duly sent by registered mail return receipt

requested and postage prepaid, or (d) duly sent by

overnight delivery service, in each case as addressed

to such party at the address set forth below:

If to the Company, to:

REIT Investments, LLC

      4250 Keith Bridge Rd., Suite 160, Cumming,

GA 30041

Attention:  Lon Passoff, Chairman of the

Board

Email:  support@reit.investments



With a copy to:

  The Law Office of Shannan S. Collier, PC

      Attn:  Shannan Collier Stalvey

      100 Galleria Parkway, Suite 1010, Atlanta,

GA 30339

  Email:  shannan@sscollier.com; Facsimile:

404-537-3254



      If to the Subscriber: the name and address

provided below, or in the instance of each party, to

any other address provided by notice to the others.



All notices, demands, requests, consents, approvals

and other communications shall be deemed to have been

received (w) at the same time it was personally

delivered, (x) on the receipt of delivery by

facsimile if accompanied by a confirmatory mailing,

(y) five (5) days after mailing via registered mail

return receipt requested whether signed for or not,

to the foregoing persons at the addresses set forth

above or (z) the next day when sent by overnight

delivery service. The above shall constitute service

despite rejection or other refusal to accept or

inability to deliver because of changed address for

which no notice has been received.



      9.2  Construction; Governing Law.  All issues

and questions concerning the construction, validity

and interpretation of this Agreement and all matters

pertaining hereto shall be governed by and construed

in accordance with the laws of the State of Georgia,

without regard to any choice of law or conflict of

law rules or provisions (whether of the State of

Georgia or any other jurisdiction) that would cause

the application of the laws of any jurisdiction other

than the State of Georgia.

      9.3  Consent to Jurisdiction.  THE PARTIES

HERETO IRREVOCABLY AGREE THAT ALL ACTIONS OR

PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO

THIS AGREEMENT WILL BE LITIGATED SOLELY IN THE VENUE

AND JURISDICTION OF THE STATE AND FEDERAL COURTS

ENCOMPASSING COBB COUNTY IN THE STATE OF GEORGIA.

THE PARTIES HEREBY CONSENT AND SUBMIT TO THE

JURISDICTION OF ANY COURT LOCATED WITHIN COBB COUNTY

IN THE STATE OF GEORGIA, WAIVE PERSONAL SERVICE OF

PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS

MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE

PARTIES AT THE ADDRESS STATED IN THE NOTICE

PROVISIONS OF THIS AGREEMENT, AND SERVICE SO MADE

WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

EACH PREVAILING PARTY IN ANY SUCH ACTION OR

PROCEEDING SHALL BE ENTITLED TO RECOVER ITS

REASONABLE ATTORNEYS' FEES AND COSTS FROM THE OTHER

PARTY(IES).

      9.4  Waiver of Jury Trial.  THE PARTIES HERETO,

HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY

AND VOLUNTARILY WAIVE ANY RIGHT TO A TRIAL BY JURY IN

ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR

COUNTERCLAIM, BROUGHT OR INSTITUTED BY EITHER PARTY

OR ANY SUCCESSOR OR ASSIGN OF EITHER PARTY (A) UNDER

THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY

AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT

DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN

CONNECTION WITH THIS AGREEMENT OR (B) ARISING FROM

ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS

AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR

PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT

BEFORE A JURY. EACH PARTY AGREES THAT IT WILL NOT

ASSERT ANY CLAIM AGAINST THE OTHER PARTY ON ANY

THEORY OF LIABILITY FOR SPECIAL, INDIRECT,

CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

      9.5  Construction.  In construing this

Agreement, the singular shall be held to include the

plural, the plural shall include the singular, the

use of any gender shall include every other and all

genders, and captions and paragraph headings shall be

disregarded.

      9.6  Severability.  The invalidity of any one or

more of the words, phrases, sentences, clauses,

sections or subsections contained in this Agreement

shall not affect the enforceability of the remaining

portions of this Agreement or any part hereof, all of

which are inserted conditionally on their being valid

in law, and, in the event that any one or more of the

words, phrases, sentences, clauses, sections or

subsections contained in this Agreement shall be

declared invalid, this Agreement shall be construed

as if such invalid word or words, phrase or phrases,

sentence or sentences, clause or clauses, section or

sections, or subsection or subsections had not been

inserted.

      9.7  Section Headings.  The section and other

headings contained in this Agreement are for

reference purposes only and shall not affect the

meaning or interpretation of any provisions of this

Agreement.

      9.8  Counterparts.  This Agreement may be

executed in any number of counterparts (including by

facsimile transmission) and by the several parties

hereto in separate counterparts, each of which shall

be deemed to be an original and all of which together

shall be deemed to be one and the same instrument.

      9.9  Entire Agreement.  This Agreement

constitutes the entire agreement between the parties

hereto with respect to the transactions contemplated

hereby and supersedes all prior agreements,

understandings, negotiations and discussions, both

written and oral, between the parties hereto with

respect to the subject matter hereof.  This Agreement

may not be amended or modified in any way except by a

written instrument executed by each of the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





  The undersigned Subscriber hereby agrees to purchase

_________ Non-voting Units, at an aggregate Purchase Price of

US$________ and is tendering such amount pursuant to the

provisions of Section 1.3 hereof.

Date: _____________, 2021









Signature of the Subscriber











Print Name of the Subscriber







Residence/Domicile:

______________________________________





Number and Street





______________________________________



City/State/Zip





______________________________



Country





Social

Security/Taxpayer

Identification

Number(s):

______________________________





  Email Address:

______________________________





The Company hereby accepts the foregoing subscription for

_______ Non-voting Units as of _____________, 2021.

                             REIT INVESTMENTS, LLC







          By:

  _______________________________

        Lon Passoff, Chairman of the Board









EXHIBIT A

OFFERING CIRCULAR



EXHIBIT B

OPERATING AGREEMENT



EXHIBIT C

PAYMENT PLAN AGREEMENT











These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.



These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.



A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.



An "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.



A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.